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Exhibit 4.1

SPECIMEN STOCK CERTIFICATE REPRESENTING COMMON STOCK
(FRONT)

NUMBER		SHARES
(BASIC ENERGY SERVICES, INC. LOGO)
BAS
THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY		COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
BASIC ENERGY SERVICES, INC.
CUSIP 06985P 10 0 SEE REVERSE FOR CERTAIN RESTRICTIONS
THIS CERTIFIES THAT IS THE RECORD HOLDER OF
FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01, OF BASIC ENERGY SERVICES, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation and all amendments thereto, to all of which the holder, by acceptance hereof, assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

/s/ James J. Carter EXECUTIVE VICE PRESIDENT	(CORPORATE SEAL)	/s/ Kenneth V. Huseman PRESIDENT AND CHIEF EXECUTIVE OFFICER	COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER & TRUST COMPANY (New York, N.Y.)
TRANSFER AGENT AND REGISTRAR
BY
AUTHORIZED SIGNATURE

(REVERSE)

BASIC ENERGY SERVICES, INC.

        The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of each class authorized to be issued and, with respect to the classes of shares which may be issued in series, the differences in the relative rights and preferences between the shares of each series, to the extent they have been set. Such request may be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN, MUTILATED OR DESTROYED, THE CORPORATION WILL REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT/TRANS MIN ACT—	(Cust)	CUSTODIAN	(Minor)
TEN ENT	—	as tenants by the entireties
JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts/Transfers to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,	HEREBY SELLS, ASSIGNS AND TRANSFERS UNTO
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Typewrite Name and Address, Including Zip Code, of Assignee)

shares
of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
NOTICE: The Signature(s) To This Assignment Must Correspond With The Name(s) As Written Upon The Face Of The Certificate In Every Particular, Without Alteration Or Enlargement Or Any Change Whatever.

SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

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  Exhibit 4.1